UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Status of Investments in Real Estate

As of June 26, 2012, Industrial Income Trust Inc. (the “Company”) has acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $1.7 billion, comprised of 156 buildings totaling approximately 28.6 million square feet with 297 tenants and an occupancy rate of 92%, in 16 major industrial markets, including 12 value-add buildings. The Company’s operating portfolio, which excludes the value-add buildings, included 144 buildings totaling approximately 26.1 million square feet with 281 tenants, an occupancy rate of 97% and an aggregate average remaining lease term (based on square feet) of 5.3 years.

As of June 26 2012, assuming that the Company had completed certain acquisitions currently under contract, the Company will have acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $1.9 billion, comprised of 163 buildings totaling approximately 31.5 million square feet with 314 tenants and an occupancy rate of 93%, in 17 major industrial markets, including 12 value-add buildings. Assuming completion of the acquisitions currently under contract, the Company’s operating portfolio, which excludes the value-add buildings, will be comprised of 151 buildings totaling approximately 29.0 million square feet with 298 tenants, an occupancy rate of 97% and an aggregate average remaining lease term (based on square feet) of approximately 5.5 years. There is no assurance that the Company will consummate the acquisitions currently under contract.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and complete acquisitions under contract, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 26, 2012	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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